UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2011

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 333-160463

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01.	Other Events.

On March 15, 2011, Resource Real Estate Opportunity REIT, Inc. (the “Registrant,” “we,” “our” and “us”), through a wholly owned subsidiary, purchased, at a discount, two non-performing promissory notes and two performing promissory notes (the “Notes”), each of which is secured by a first priority mortgage on a multifamily rental apartment community, from an unaffiliated seller, Citizens Bank. The contract purchase price for the Notes was $3.1 million, excluding closing costs, and was funded from the proceeds of this offering. The contract purchase price was 65% of the $4.8 million aggregate outstanding principal balance of the Notes. The details of each of the acquired promissory notes are set forth below.

Heatherwood Note

The first of the Notes is a non-performing promissory note that was originated on May 30, 2006 in the original principal amount of $2,645,000, amended and restated on December 9, 2008 and further amended and restated on February 25, 2010 to decrease the loan amount to $2,597,721.22 (the “Heatherwood Note”). The Heatherwood Note matured on November 30, 2010 without the borrower, Heatherwood Ink LLC (the “Heatherwood Borrower”), having paid the outstanding principal and interest due on the maturity date. The Heatherwood Note is secured by a construction mortgage (the “Heatherwood Mortgage”) encumbering the Heatherwood Apartments (“Heatherwood”), a 184-unit apartment community constructed in 1970 and located in southwest Detroit, Michigan. Although Heatherwood was built in 1970, the Heatherwood Borrower renovated the property in 2006. Heatherwood encompasses approximately 138,000 rentable square feet and features amenities including an outdoor pool, common laundry room and balconies/patios. As of October 31, 2010, the property was 65% occupied. The Heatherwood Borrower is not affiliated with us or our advisor. Our plans with respect to the Heatherwood Note include, but are not limited to, restructuring the loan, negotiating a discounted payoff of the Heatherwood Note with the Heatherwood Borrower, selling the Heatherwood Note or foreclosing on the property securing the loan. As of February 17, 2011, the outstanding loan balance on the Heatherwood Note was approximately $2.6 million, including all unpaid interest and late fees. In addition, the principals of the Heatherwood Borrower are personally liable for 50% of the debt pursuant to a guaranty provided by the principals in connection with the origination of the Heatherwood Note.

Heatherwood is located 7 miles from the Detroit Metropolitan Wayne County Airport and near the Michigan Department of Human Services and a Home Depot. The property is located directly on Michigan Avenue, which is a major East/West road leading to downtown Detroit. Heatherwood also benefits from its proximity to I-275 and I-94, both of which provide access to the entire Detroit metro area. Heatherwood sits in a mature area flanked to the north by single family homes and to the south by a mix of single family homes and commercial properties that service the airport.

Oberlin Note

The second of the Notes is a non-performing promissory note that was originated on February 18, 2010 in the original principal amount of $952,810.14 (the “Oberlin Note”). The Oberlin Note matured on March 5, 2011 without the borrower, Oberlin Estate, Ltd (the “Oberlin Borrower”) having paid the outstanding principal and interest due on the maturity date. The Oberlin Note is secured by an open-end mortgage and security agreement (the “Oberlin Mortgage”) encumbering a 32-unit apartment community constructed in 1963 and located in Oberlin, Ohio (“Oberlin”). Oberlin encompasses approximately 29,728 rentable square feet and features 62 parking spaces as well as peripheral and interior landscaping. As of July, 2010, the property was 90% occupied. The Oberlin Borrower is not affiliated with us or our advisor. Our plans with respect to the Oberlin Note include, but are not limited to, restructuring the loan, negotiating a discounted payoff of the Oberlin Note with the Oberlin Borrower, selling the Oberlin Note or foreclosing on the property securing the loan. As of February 17, 2011, the outstanding loan balance on the Oberlin Note was approximately $920,000, including all unpaid interest and late fees. In addition, the principals of the Oberlin Borrower are personally liable for the debt pursuant to a guaranty provided by the principals in connection with the origination of the Oberlin Note.

Oberlin is located near Oberlin College, but its tenant base is a mix of students and non-students. Oberlin College is a four-year college known for its highly selective admissions standards and world renowned music conservatory. Oberlin, Ohio is an affluent suburb of Cleveland with the median income within one mile of the property exceeding the metropolitan Cleveland average by almost 20%.

Peterson Note

The third of the Notes is a performing promissory note that was originated on June 30, 2006 in the aggregate original principal amount of $258,750 (the “Peterson Note”). The Peterson Note bears interest at a floating rate equal to the 5-year Constant Maturity Treasury Rate plus 2.75% per annum with a minimum rate of 7% per annum and will mature on December 30, 2011. The Peterson Note is secured by a future advance mortgage (the “Peterson Mortgage”) encumbering an 11-bed student housing apartment community, consisting of two attached buildings constructed in 1918 and 2006 and located in Kalamazoo, Michigan (“Peterson”). Peterson encompasses approximately 3,250 rentable square feet and features a parking lot for residents. As of March, 2010, the property was 100% occupied. Peterson & O’Connor Properties, LLC, the borrower under the Peterson Note (the “Peterson Borrower”), is not affiliated with us or our advisor. Our plans with respect to the Peterson Note include, but are not limited to, holding and servicing or selling the Peterson Note. As of February 17, 2011, the outstanding loan balance on the Peterson Note was approximately $242,000. In addition, the principals of the Peterson Borrower are personally liable for the debt pursuant to a guaranty provided by the principals in connection with the origination of the Peterson Note.

Peterson is located one block from Western Michigan University and is fully occupied by students. The property consists of one building constructed in 1918 and subsequently renovated and a newer building extension constructed in 2006. Peterson benefits from its proximity to the university as well as local retail and entertainment.

Trail Ridge Note

The fourth of the Notes is a performing promissory note that was originated on October 28, 2004 in the original principal amount of $1,095,000 (the “Trail Ridge Note”). The Trail Ridge Note bears interest at a floating rate based on the Federal Home Loan Bank Community Investment Program Rate plus 2.25% per annum and will mature on October 28, 2021. The Trail Ridge Note is secured by a real estate construction mortgage, security agreement and fixture filing (the “Trail Ridge Mortgage”) encumbering a 40-unit apartment community constructed in 2005, located in Columbia City, Indiana, and commonly known as the Trail Ridge Apartments (“Trail Ridge”). Trail Ridge encompasses approximately 38,980 rentable square feet and features amenities including a clubhouse, playground and fitness center. As of April, 2010, the property was 95% occupied. Trail Ridge Apartments, L.P., the borrower under the Trail Ridge Note (the “Trail Ridge Borrower”), is not affiliated with us or our advisor. Our plans with respect to the Trail Ridge Note include, but are not limited to, holding and servicing or selling the Trail Ridge Note. As of February 17, 2011, the outstanding loan balance on the Trail Ridge Note was approximately $1.1 million.

Trail Ridge is an affordable housing development where at least 87.5% of the units are rented to families with incomes of 60% or less than the median gross income for Whitley County, Indiana. Currently, the principals of the Trail Ridge Borrower are in the process of constructing “Phase II” of the Trail Ridge development, which is not part of the collateral securing the Trail Ridge Note. Columbia City, Indiana is a rural city located approximately 15 miles from Ft. Wayne, with a population of approximately 32,000 people. The city benefits from a light industrial manufacturing base including Steel Dynamics, which is in the process of building a $75 million steel processing facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: March 21, 2011	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)